Exhibit 10(a)
EXECUTION COPY

Mr. Leslie Moonves
c/o CBS Corporation
51 West 52nd Street
New York, NY 10019

Dear Mr. Moonves:	February 24, 2015

Reference is made to your employment agreement with CBS Corporation, a Delaware corporation (“CBS”), dated December 11, 2014 (your “Employment Agreement”). This letter expresses our agreement concerning the amendment of your Employment Agreement. Capitalized terms used in this letter agreement without definitions have the meanings assigned to them in the Employment Agreement.

1.
Section 3(b)(ii) is hereby amended by replacing the following language “one or more Company-wide performance goals (the “Company-Wide Performance Goal(s)”) established in good faith by the Compensation Committee for such calendar year pursuant to, and determined in accordance with, Employer’s Senior Executive Short-Term Incentive Plan, as the same may be amended from time to time (together with any successor plan, the “Senior Executive STIP”)” with “the target goal established in good faith by the Compensation Committee (the “Company-Wide Performance Goal(s)”) with regard to the financial based portion of Employer’s Short-Term Incentive Program for such calendar year (the “Short-Term Incentive Program”)”.

2.
Section 3(b)(ii)(a) is hereby amended by replacing it with the following language: “The Company-Wide Performance Goal(s) shall be no more difficult than the performance goal(s) established for the purpose of determining the amount of any actual bonus payable to any other executive of Employer who participates in the Short-Term Incentive Program and who has Company-wide responsibilities;”.

3.	Section 3(b)(iii) is hereby amended by deleting the following: “, including, without limitation, based on the terms and conditions of the Senior Executive STIP”.

4.
Section 3(b)(vi) is amended by replacing the first reference therein to “Senior Executive STIP” with the following language: “Employer’s Senior Executive Short-Term Incentive Plan, as the same may be amended from time to time (together with any successor plan, the “Senior Executive STIP”)”.

5.	Except as expressly provided for herein, your Employment Agreement continues in full force and effect in accordance with its terms.

[Signature Page Follows]

EXECUTION COPY

If the foregoing correctly sets forth our understanding, please sign, date and return all four (4) copies of this letter and return it to the undersigned for execution on behalf of CBS; after this letter has been executed by CBS and a fully executed copy returned to you, it shall constitute a binding agreement between us.

Very truly yours,

CBS CORPORATION

/s/ Anthony G. Ambrosio
Name: Anthony G. Ambrosio

Title:	Senior Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer

ACCEPTED AND AGREED:

/s/ Leslie Moonves
Name: Leslie Moonves

Dated: 2/24/15